Exhibit 99.1

FALCON MINERALS CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS

NEW YORK, NY – March 3, 2021 – Falcon Minerals Corporation (“Falcon,” or the “Company,” “we,” “our,”) (NASDAQ: FLMN, FLMNW), a leading oil and gas minerals company, today announced financial and operating results for the fourth quarter and full year ending December 31, 2020.

Fourth Quarter 2020 Highlights

●	Net production of 4,196 barrels of oil equivalent per day (“boe/d”) for the fourth quarter 2020

●	236 gross Eagle Ford line-of-sight wells (3.06 net) permitted and in active development as of February 1, 2021

●	Line-of-sight is inclusive of multiple high net revenue interest (“NRI”) units

●	Averaged 2 rigs running on Falcon’s Eagle Ford position during the fourth quarter 2020

●	34 gross, 0.27 net wells were turned in line (“TIL”) during the fourth quarter 2020

●	Fourth quarter 2020 Net Income of $0.8 million(1), or $0.01 per Class A share

●	Adjusted EBITDA of $7.5 million for the fourth quarter 2020, excluding $0.8 million of expenses associated with the strategic review ($6.8 million inclusive of strategic review expenses)(2)

●	Pro-forma Free Cash Flow for the fourth quarter 2020 of $0.082 per share, excluding $0.8 million of expenses associated with the strategic review ($0.073 per share inclusive of strategic review expenses)(2)

●	Fourth quarter 2020 dividend declared of $0.075 per share; dividend represents a 15% increase from third quarter 2020

●	Dividend to be paid on March 8, 2021 to all shareholders of record on February 25, 2021

2021 Highlights

●	7 rigs currently on Falcon’s Eagle Ford assets; over three times the rig count from fourth quarter 2020

●	Confirmation of 5 high NRI gross wells (approximately 0.50 net) that were TIL first quarter 2021

●	Anticipate another 6 high NRI gross wells (approximately 0.45 net) to be TIL late in the first quarter, which is expected to bolster production growth in the second quarter 2021

●	Additional 225 gross and 2.11 line-of-sight wells which are expected to TIL over the next 12 months

●	7 rig pace implies 250 permitted or not yet permitted wells drilled over the next 12 months

●	Anticipate production from 6 well Hooks Ranch pad (approximately 0.40 net)(3) in fourth quarter 2021

●	2021 oil production as a percentage of total production is expected to be 50 – 53%

(1)	Net Income shown includes amounts attributable to non-controlling interests.

(2)	Please refer to the disclosure on pages 8-9 for a reconciliation of the identified non-GAAP measures to net income, the most comparable financial measure prepared in accordance with GAAP.

(3)	The 6 permitted Hooks Ranch wells will have extended laterals from an adjacent property into the Hooks Ranch position. The resulting NRI contribution from the 6 wells will be approximately 6.6% per well.

Daniel Herz, President and Chief Executive Officer of Falcon Minerals commented, “Falcon is uniquely well situated, with growing production, no capital expenditures, and significant free cash flow growth in 2021. With seven rigs running, high NRI locations already turned in line during the first quarter of 2021, incremental high NRI locations turning in line imminently, and the current commodity backdrop, we anticipate that Free Cash Flow per share will increase meaningfully throughout 2021 from fourth quarter 2020 levels. More specifically, we see Free Cash Flow per share potentially doubling from fourth quarter 2020 levels in the second quarter of 2021, and then continuing to grow throughout the second half of the year.”

Mr. Herz continued by saying, “Given the high NRI locations that have turned in line and that are expected to turn in line, our significant backlog of line-of-sight wells, and the robust activity that we are seeing across our position, we believe that the previously discussed average of 5,000 barrels of oil equivalent per day is conservative relative to what we expect to produce this year. Even at these conservative production levels, this represents growth in our base business of approximately 10% when compared to full year 2020.” Mr. Herz then went on to emphasize, “Most importantly the growth that we see in the near term is based exclusively on our line-of-sight and does not rely on incremental acquisitions or capital expenditures.  Both our organic growth profile and the fact that it does not rely on capital expenditures, clearly distinguishes Falcon Minerals from other companies in the energy sector and within the minerals and royalties public peer group.”

Financial Update

Falcon realized prices of $40.21 per barrel (“bbl”) for crude oil, $2.42 per thousand cubic feet (“mcf”) for natural gas and $14.99/bbl for natural gas liquids (“NGL”) during the fourth quarter 2020.

Falcon reported net income of $0.8 million for the fourth quarter 2020, which includes amounts attributable to non-controlling interests. The Company generated fourth quarter earnings per share of $0.01 per Class A share. Falcon generated royalty revenue of $10.2 million (approximately 70% oil) for the fourth quarter 2020. The Company generated Adjusted EBITDA of $7.5 million for the fourth quarter 2020 excluding $0.8 million of expenses attributable to the strategic review process ($6.8 million including expenses attributable to the strategic review process). Adjusted EBITDA is a non-GAAP measure defined and reconciled on pages 8-9.

Total cash operating costs for the fourth quarter 2020 were $3.5 million. General and administrative expense for the fourth quarter 2020, excluding non-cash stock-based compensation expense, was approximately $1.7 million, excluding $0.8 million of expenses attributable to the strategic review process. These expenses are associated with the use of third-party experts and the increased time that Falcon’s Board of Directors spent considering all potential options.

As of December 31, 2020, the Company had $39.8 million of borrowings on its revolving credit facility, and $2.7 million of cash on hand, resulting in a net debt of approximately $37.1 million at the end of the quarter. Falcon’s net debt / LTM EBITDA ratio was 1.39x at December 31, 2020.(4)

(4)	Calculated by dividing the sum of total debt outstanding less cash on hand as of December 31, 2020 by Adjusted EBITDA for the trailing 12-month period. Please refer to the disclosure on pages 8-9 for the Reconciliation of net income to Non-GAAP Measures.

Fourth Quarter 2020 Dividend

Falcon’s Board of Directors declared a dividend of $0.075 per Class A share for the fourth quarter 2020. During the fourth quarter 2020, the Company generated pro-forma free cash flow per share of $0.082 ($0.073 per share including expenses attributable to the strategic review process)(5) (as described and reconciled on page 8-9). The dividend for the fourth quarter 2020 will be paid on March 8, 2021 to all Class A shareholders of record on February 25, 2021. The fourth quarter 2020 dividend does not have any effect on the current $11.34 exercise price of the Company’s outstanding warrants.

(5)	The pro-forma adjustments assume that the non-controlling interests are converted to Class A common shares, such that approximately 86.6 million Class A shares would be outstanding. The pro-forma Class A shares reflects the dilution from 0.5 million unvested restricted stock awards which receive dividend equivalent rights (“DER”) on a quarterly basis.

Operational Results

Falcon’s production averaged 4,196 boe/d during the fourth quarter 2020. Falcon had 34 gross wells TIL (0.27 net wells) with an average NRI of approximately 0.79% during the fourth quarter 2020.

Falcon’s production averaged 4,566 boe/d during the year ended December 31, 2020, of which approximately 50% was oil. Eagle Ford production was approximately 56% oil during the year ended December 31, 2020. Falcon had 139 gross wells TIL (1.91 net wells) with an average NRI of approximately 1.37% during the year ended December 31, 2020.

Falcon currently has 2,486 gross producing wells, and the Company’s average NRI for all producing wells is approximately 1.27%.

As of February 1, 2021, the Company had 236 line-of-sight wells (3.06 net wells) with an average NRI of 1.30% in various stages of development on Falcon’s Eagle Ford minerals position. These wells are comprised of the following:

Line-of-Sight Wells (As of February 1, 2021)

Stage of Activity	Gross Wells	Net Wells	NRI %
Permitted	109	1.37	1.26%
Waiting on completion	111	1.17	1.06%
Waiting on connection	16	0.52	3.24%
Total line-of-sight	236	3.06	1.30%

Reserve Summary for the Year Ended December 31, 2020

As of December 31, 2020, net proved oil and gas reserves were approximately 20.0 million barrels of oil equivalent (MMboe), based on the Securities and Exchange Commission (SEC) average net realized price assumptions of $39.57/bbl for oil, $12.27/bbl for NGL, and $1.99/mcf for natural gas. Falcon’s year end 2020 proved reserves were valued at a PV-10 amount of approximately $256 million, and approximately 60% of the Company’s proved reserves were oil and NGLs.

Summary of proved reserves as of December 31, 2020:

	Oil (Mbbl)	Gas (MMcf)	NGLs (Mbbl)	Total MBoe
Proved developed reserves	3,291	19,755	1,164	7,747
Proved undeveloped reserves	6,451	28,781	1,022	12,270
Total proved reserves at December 31, 2020	9,742	48,536	2,186	20,017

Reconciliation of proved reserves for full year 2020:

	Oil (Mbbl)	Gas (MMcf)	NGLs (Mbbl)	Total MBoe
Proved reserves at December 31, 2019	12,596	46,270	2,719	23,027
Purchase of reserves in place	62	62	-	72
Extensions and discoveries	34	797	12	179
Reivisions of previous estimates	(2,114)	4,935	(298)	(1,590)
Production	(836)	(3,528)	(247)	(1,671)
Proved reserves at December 31, 2020	9,742	48,536	2,186	20,017

Changes in reserves net of production	(2,018)	5,794	(286)	(1,338)

Conference Call Details

Falcon management invites investors and interested parties to listen to the conference call to discuss fourth quarter 2020 results on Thursday, March 4, 2021 at 9:00 am ET. Participants for the conference call should dial (888) 567-1602 (International: (862) 298-0702). A replay of the Falcon earnings call will be available starting at 2:00 pm ET on March 4, 2021. Investors and interested parties can listen to the replay on www.falconminerals.com in the Events page of the Investor Relations section or call (888) 539-4649 (International: (754) 333-7735). At the system prompt, dial your replay code (155278#); playback will automatically begin.

About Falcon Minerals

Falcon Minerals Corporation (NASDAQ: FLMN, FLMNW) is a C-Corporation formed to own and acquire high growth oil-weighted mineral rights. Falcon Minerals owns mineral, royalty, and over-riding royalty interests covering approximately 256,000 gross unit acres in the Eagle Ford Shale and Austin Chalk in Karnes, DeWitt, and Gonzales Counties in Texas. The Company also owns approximately 80,000 gross unit acres in the Marcellus Shale across Pennsylvania, Ohio, and West Virginia. For more information, visit our website at www.falconminerals.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Falcon cautions readers not to place any undue reliance on these forward-looking statements as forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, future dividends paid, the tax treatment of dividends paid, Falcon’s plans, initiatives, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; the COVID-19 pandemic and its impact on Falcon and on the oil and gas industry as a whole; Falcon’s ability to realize the anticipated benefits of its acquisitions; changes in commodity prices; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; Falcon’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production in Falcon’s regions; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in Falcon’s reports filed with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in Falcon’s most recent annual report on Form 10-K as well as any subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date hereof, and Falcon assumes no obligation to update such statements, except as may be required by applicable law.

FALCON MINERALS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues:
Oil and gas sales	$10,234	$13,051	$40,081	$68,463
Gain (loss) on hedging activities	(737)	-	(1,200)	-
Total revenues	9,497	13,051	38,881	68,463
Expenses:
Production and ad valorem taxes	602	1,322	2,807	4,262
Marketing and transportation	426	463	1,993	2,396
Amortization of royalty interests in oil & gas properties	3,619	3,113	14,103	12,737
General, administrative, and other	3,379	3,185	11,997	11,912
Total expenses	8,026	8,083	30,900	31,307
Operating income	1,471	4,968	7,981	37,156

Other income (expense):
Other income	31	31	125	165
Interest expense	(491)	(650)	(2,197)	(2,489)
Total other income (expense)	(460)	(619)	(2,072)	(2,324)
Income before income taxes	1,011	4,349	5,909	34,832
Provision for income taxes	189	(3)	589	3,918
Net income	822	4,352	5,320	30,914
Net income attributable to non-controlling interests	(470)	(2,024)	(2,748)	(16,564)
Net income attributable to shareholders	$352	$2,328	$2,572	$14,350

Class A common shares (basic and diluted)	$0.01	$0.05	$0.05	$0.31

FALCON MINERALS CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	December 31,
ASSETS	2020	2019
Current assets:
Cash and cash equivalents	$2,724	$2,543
Accounts receivable	5,419	7,889
Prepaid expenses	766	1,182
Total current assets	8,909	11,614

Royalty interests in oil & gas properties, net of accumulated amortization	207,505	219,192
Property and equipment, net of accumulated depreciation	427	517
Deferred tax asset, net	55,773	56,352
Other assets	3,015	2,530
Total assets	$275,629	$290,205

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,540	$2,206
Other current liabilities	1,557	-
Total current liabilities	3,097	2,206
Credit facility	39,800	42,500
Other non-current liabilities	828	473
Total liabilities	43,725	45,179

Shareholder’s equity:
Class A common stock	5	5
Class C common stock	4	4
Additional paid in capital	123,457	129,127
Non-controlling interests	108,438	115,890
Retained earnings	-	-
Total shareholder’s equity	231,904	245,026
Total liabilities and shareholder’s equity	$275,629	$290,205

Non-GAAP Financial Measures

Adjusted EBITDA and Pro-forma Free Cash Flow are supplemental non-GAAP financial measures used by management and external users of our financial statements, such as industry analysts, investors, lenders, and rating agencies. We believe Adjusted EBITDA and Pro-forma Free Cash Flow are useful because they allow us to evaluate our performance and compare the results of our operations period to period without regard to our financing methods or capital structure. In addition, management uses Adjusted EBITDA and Pro-forma Free Cash Flow to evaluate cash flow available to pay dividends to our common shareholders.

We define Adjusted EBITDA as net income before interest expense, net, depletion and depreciation expense, provision for income taxes, unrealized gains and losses on commodity derivative instruments and non-cash equity-based compensation. We define Pro-forma Free Cash Flow as net income before depletion expense, provision for income taxes, unrealized gains and losses on commodity derivative instruments and non-cash equity-based compensation less cash income taxes. Adjusted EBITDA and Pro-forma Free Cash Flow are not measures of net income as determined by GAAP. We exclude the items listed above from net income in calculating Adjusted EBITDA and Pro-forma Free Cash Flow because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA and Pro-forma Free Cash Flow are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA and Pro-forma Free Cash Flow.

Adjusted EBITDA and Pro-forma Free Cash Flow should not be considered an alternative to, or more meaningful than, net income, royalty income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Our computations of Adjusted EBITDA and Pro-forma Free Cash Flow may not be comparable to other similarly titled measures of other companies.

Reconciliation of Net Income to Adjusted EBITDA and Pro-forma Free Cash Flow (in thousands, except per share amounts):

		Fully Converted
	Three Months	Per Share Basis
	Ended	Three Months Ended
	December 31, 2020	December 31, 2020 (1)
Net Income	$822	$0.01
Interest expense (2)	491	0.01
Depletion and depreciation	3,645	0.04
Share-based compensation	893	0.01
Unrealized loss on commodity derivatives	720	0.01
Income tax expense	189	-
Adjusted EBITDA(3)	$6,760	$0.08
Interest expense (2)	(491)	(0.01)
Pro-forma Free Cash Flow	$6,269	$0.07

(1)	Per share information is presented on a fully converted basis and includes both the 46.6 million Class A common shares (inclusive of 0.5 million unvested restricted stock awards which receive DERs) and the 40.0 million Class C common shares that are outstanding as of December 31, 2020. As such, net income per fully converted share in this schedule is not comparable to earnings per share of $0.01 for the period ended December 31, 2020 as shown on the Statement of Operations.

(2)	Interest expense includes amortization of deferred financing costs.

(3)	Adjusted EBITDA includes $0.8 million of expenses related to the strategic review process.

Calculation of cash available for dividends for the fourth quarter 2020 (in thousands):

Three Months Ended
December 31,
2020

Adjusted EBITDA (3)	$6,760
Interest expense (2)	(491)
Net cash available for distribution	$6,269

Cash to be distributed to non-controlling interests	$3,000
Cash to be distributed to Falcon Minerals Corp.	$3,458

Dividends to be paid to Class A shareholders	$3,458

(2)	Interest expense includes amortization of deferred financing costs.

(3)	Adjusted EBITDA includes $0.8 million of expenses related to the strategic review process.

FALCON MINERALS CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Production Data:
Oil (bbls)	179,219	183,835	835,545	879,288
Natural gas (boe)	147,531	129,896	588,025	598,019
Natural gas liquids (bbls)	59,239	56,797	247,536	296,813
Combined volumes (boe)	385,989	370,528	1,671,106	1,774,120
Average daily combined volume (boe/d)	4,196	4,027	4,566	4,861

Average sales prices:
Oil (bbls)	$40.21	$55.88	$35.84	$59.85
Natural gas (mcf)	$2.42	$2.34	$2.01	$2.62
Natural gas liquids (bbls)	$14.99	$16.86	$12.28	$15.45
Combined per boe	$26.52	$35.23	$23.98	$37.54

Average costs ($/boe):
Production and ad valorem taxes	$1.56	$3.57	$1.68	$2.40
Marketing and transportation expense	$1.10	$1.25	$1.19	$1.35
Cash general and administrative expense	$6.37	$6.66	$5.03	$5.28
Interest expense, net	$1.27	$1.75	$1.31	$1.40
Depletion	$9.37	$8.40	$8.44	$7.18

Falcon Minerals Contact:

Bryan C. Gunderson

Chief Financial Officer

bgunderson@falconminerals.com